                                                                    EXHIBIT 10.7
                                                                    ------------

           **** CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
       AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
               PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
          UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                   AGREEMENT

  This Agreement is entered into as of July 14, 1998 by and between DEJA NEWS, INC., a Texas corporation, with its principal offices at 9430 Research Boulevard, Echelon II, Suite 300, Austin, TX 78759 (the "Company") and ZIFF-DAVIS INC., a Delaware corporation, with its principal offices at One Park Avenue, New York, NY 10016 "ZD").

  Simultaneously herewith, ZD is purchasing a portion of the Company's Series C Non-Voting Convertible Preferred Stock (the "Investment"). The "Representation Period" shall mean the period during which ZD is entitled to designate a director on the Company's Board of Directors and a designee of ZD is a member of the Company's Board of Directors.

  The parties desire that each provide the other with certain benefits described below.

  Therefore, the parties hereby agree as follows:

1. [****] During the Representation Period, the Company shall be entitled
   ------
to [****]. Such products and services would be provided on the standard terms and conditions set forth in ZD's rate card (or other applicable document), [****], would be provided subject to availability and subject to commercially reasonable limits on the amount of such products and services provided to the Company [****]; and (B) to ZD's central services, such as circulation, marketing and production, and to any [****], to the extent permitted under the [****] without any other [****] by ZD as a result, [****].

2. Advertising Credits to Company. During the three (3) year period commencing
   ------------------------------
on the date of this Agreement, ZD will provide the Company with a total of $2.5 million of advertising credits for use on ZDNet and ZDNet managed or controlled web sites by the Company for its products and services. Advertisements will be placed on an as available basis and will be valued at rates which are no greater than the rates made available by ZD for such advertising on web sites to any third party.

3. Advertising Credits to ZD. During the three (3) year period commencing on the
   -------------------------
date of this Agreement, the Company will provide ZD with a total of $2.5 million of advertising credits for use on the Company's web sites by ZD and its affiliated site, zdtv.com. Advertisements will be placed on an as available basis and will be valued at

**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

rates which are no greater than the rates made available by the Company for advertising on such web sites to any third party.

4. [****]. During the Representation Period, ZD shall have [****] with respect
   ------
to (a) any products or services of the Company which are offered by the Company (whether through purchase, license, barter or other means) to [****], and (b) the provision to the Company of alternatives to any products and services of [****] which are offered to the Company (collectively the "Covered Products"). At such time as the Company (I) desires to offer to provide [****] with any Covered Products, or (II) receives an offer from [****] to provide the Company with Covered Products, the Company shall deliver to ZD [****]. If within ten
(10) days after receipt of [****] ZD agrees to [****]. In addition, if ZD accepts such offer but then fails to deliver in accordance with [****]. Notwithstanding the foregoing, the rights provided for in this Section 4 shall not apply to the current terms and conditions of any binding contractual arrangement between the Company and [****] which is in effect on the date hereof.

5. [****]. During the Representation Period, the Company shall have [****]. At
   ------
such time as ZD (I) [****], ZD shall deliver to the Company [****]. If within ten (10) days after receipt of the [****] the Company agrees to

**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

[****]. In addition, if the Company accept such offer but then fails to deliver in accordance with [****]. Notwithstanding the foregoing, [****] provided for in this Section 5 shall not apply to the current terms and conditions of any binding contractual arrangement between ZD and any [****] which is in effect on the date hereof. If during the period commencing on the date of the first public announcement of the Investment and ending 90 days thereafter, [****].

6. Governing Law. This Agreement shall be governed in all respects by the laws
   -------------
of the State of New York as such laws are applied to agreements between New York residents entered into and performed entirely in New York.

7. Entire Agreement. This Agreement constitutes the full and entire
   ----------------
understanding and agreement between the parties with regard to the subject matter hereof and neither party shall be liable or bound to the other in any manner by any covenants and agreements except as specifically set forth herein and therein.

8. Amendments and Waivers. Any term of this Agreement may be amended and the
   ----------------------
observance of any term of this Agreement may be waived, only upon the written consent of the Company and ZD.

9. Severability. In case any provision of the Agreement shall be invalid,
   ------------
illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

**** Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

10. Counterparts. This Agreement may be executed in two or more counterparts,
    ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Assignment. Neither party may assign its rights or obligations under this
    ----------
Agreement without the prior written consent of the other party; provided, however, that no consent shall be required for an assignment to an entity acquiring all or substantially all of the assigning party's business.



DEJA NEWS, INC.                         ZIFF-DAVIS INC.


By:                                     By:   /s/ Daryl R. [Illegible]
   ----------------------------            ----------------------------
   Name:                                   Name:  Daryl R. [Illegible]
   Title:                                  Title: Sup